Exhibit 10.7
NationsHealth, Inc.
2005 Long-Term Incentive Plan
Stock Appreciation Right Agreement
     NATIONSHEALTH, INC., a Delaware corporation (the “Company”), hereby grants a Stock Appreciation Right to the Participant named below. The terms and conditions of the Stock Appreciation Right are set forth in this Stock Appreciation Right Agreement (the “Agreement”), and in the NationsHealth, Inc. 2005 Long-Term Incentive Plan (the “Plan”).

Date of Grant	_________ , 20 _________ Expiration Date _________ , 20 _________

Participant’s Name	____________ SSN ____________

Number of Shares	_________ Shares, with a Base Amount of $_________ Share.

Vesting (Check applicable box(es))	The right to receive the excess of the Fair Market Value of _________ Shares over the Base Amount will vest upon achievement of the Performance Objectives listed below.

The right to receive the excess of the Fair Market Value of _________ Shares over the Base Amount will vest according to the Vesting Schedule below.
Performance Objectives (Subject to Section 4.3 of the Plan)	_________________________________________________________________________________

_________________________________________________________________________________

_________________________________________________________________________________

_________________________________________________________________________________.

Vesting Schedule	Date	Percent Vested*	Date	Percent Vested*

	__________________	__________________%	__________________	__________________%
	__________________	__________________%	__________________	__________________%
	__________________	__________________%	_____________________	__________________%
* “Percent Vested” refers to the percentage of Shares with respect to which the award may be exercised.

Termination of Service Prior to Expiration Date (Subject to Section 5.5(b) of the Plan)	If the Participant has a Termination of Service (not for Cause) prior to the Expiration Date, the time to exercise this Stock Appreciation Right shall be limited, as follows:

• Unless the Termination of Service is the result of the Participant’s death or Disability, the Participant may exercise this Stock Appreciation Right up to three (3) months after the Termination of Service.

• If the Termination of Service is the result of the Participant’s Disability, the Participant may exercise this Stock Appreciation Right up to twelve (12) months after the Termination of Service.

• If the Termination of Service is the result of the Participant’s death, the Participant’s Beneficiary may exercise this Stock Appreciation Right up to twelve (12) months after the Termination of Service.

     My signature at the end of this Agreement indicates that I understand and agree to the terms and conditions set forth in this Agreement and the Plan. Initials: _________ Date: __________________

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Stock Appreciation Right Agreement
Stock Appreciation Right Agreement
     This Agreement evidences the grant of a Stock Appreciation Right under the NationsHealth, Inc. 2005 Long-Term Incentive Plan. The name of the recipient, the number of Shares covered by the Stock Appreciation Right, and other variable terms are set forth in the cover page, which is part of this Agreement. The words “you,” “your,” and similar terms refer to the Participant to whom this Stock Appreciation Right is granted.
The Stock Appreciation Right is subject to the following terms and conditions:

Definitions and the Plan	All capitalized terms that are not otherwise defined in this Agreement have the meanings set forth in the Plan, the text of which is incorporated into this Agreement by reference. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Term	Subject to the Termination of Service provisions set forth in the cover page and the provisions that apply in case of Termination of Service for Cause, this Stock Appreciation Right shall expire at 5:00 p.m. Eastern Time on the Expiration Date set forth in the cover page.

Number of Shares and Base Amount	To the extent vested (and prior to the end of the Term described above), this Stock Appreciation Right gives you the right to receive the excess (if any) of the Fair Market Value (as of the date of exercise) of the number of Shares set forth in the cover page over the Base Amount set forth in the cover page.

• You may exercise this Stock Appreciation Right at one time or in stages. Each time you exercise all or part of this Stock Appreciation Right, the Fair Market Value of the Shares will be recalculated as of the applicable exercise date.

• The number of Shares and/or Base Amount may be adjusted to reflect a stock split or other corporate transaction or event, in the sole discretion of the Committee.

Settlement Medium	This Stock Appreciation Right shall be settled in Shares. Upon exercise, you will receive Shares with a Fair Market Value equal to the excess of the Fair Market Value of the Shares with respect to which the Stock Appreciation Right is being exercised over the Base Amount (adjusted for withholding, as described below). Fractional Shares shall be rounded down to the nearest whole number of Shares.

Vesting	The cover page indicates whether the criteria for vesting are (i) achievement of the Performance Objectives set forth in the cover page and/or (ii) continued service in accordance with the Vesting Schedule set forth in the cover page.

• With respect to any unvested portion of this Stock Appreciation Right that vests according to the Vesting Schedule set forth in the cover page, the vesting dates shown on the Vesting Schedule shall be delayed by the number of days of any leave of absence, except as otherwise required by law.

• Any portion of this Stock Appreciation Right that vests upon achievement of Performance Objectives shall not be deemed to have vested until the Committee certifies in writing that the applicable Performance Objectives and other material terms of the Agreement have been satisfied.

In addition, this Stock Appreciation Right shall vest upon the occurrence of any vesting event (for example, onset of disability or a change in control) set forth in a separate written agreement between you and the Company.

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Stock Appreciation Right Agreement

Exercise	To exercise this Stock Appreciation Right, you (or your Beneficiary, in the case of exercise after your death) must complete a Notice of Exercise, which may be written or electronic, and file it at the address shown on the form. Your Notice of Exercise must indicate the number of Shares with respect to which you are exercising the Stock Appreciation Right and will not be accepted if it is incomplete. You may not exercise your Stock Appreciation Right with respect to fractional Shares: any request for fractional Shares will be rounded down to the next lowest whole number of Shares.

A sample Notice of Exercise appears as Appendix A to this Agreement.

You will not have any of the rights of a stockholder until (1) you exercise the Stock Appreciation Right, and (2) the Shares are transferred to you.

Withholding	If you received the Stock Appreciation Right as an employee, the Company must withhold income and employment taxes when you (or your Beneficiary) exercise this Stock Appreciation Right. The Company may either (i) require you (or your Beneficiary) to remit to the Company cash and/or Shares in an amount sufficient to satisfy all federal, state, and local withholding obligations or (ii) upon your request and with approval from the Committee, withhold Shares that would otherwise be delivered. As set forth in Section 10.7(a) of the Plan, you remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to this Award. NationsHealth is not responsible for any liability or penalty that you incur by failing to make timely payments of tax.

Nontransferability	Unless the Committee determines otherwise, you may not transfer this Stock Appreciation Right, except will or the laws of descent or distribution. (The person(s) to whom the Stock Appreciation Right is passed by will or the laws of descent or distribution is your Beneficiary.)

Restrictions on Exercise, Delivery, and Resale	• You may not exercise this Stock Appreciation Right or sell any Shares acquired under this Stock Appreciation Right at a time when the exercise or sale would be prohibited under Applicable Laws.

• You may not exercise this Stock Appreciation Right after an event constituting “Cause” (as defined in the following section) occurs, unless you are notified by the Committee your right to exercise has been reinstated.

• As set forth in Section 10.5 of the Plan, Shares shall not be delivered until (i) all conditions of the Award have been met to the satisfaction of the Committee, (ii) all other legal matters in connection with the issuance and delivery of the Shares have been satisfied, and (iii) you have executed and delivered all representations and agreements as are necessary and appropriate to satisfy the requirements of any Applicable Laws.

• As set forth in Section 10.6 of the Plan, the Company shall not be liable for any delay in obtaining regulatory authority that it deems necessary to issue Shares.

Forfeiture Upon Termination of Service for Cause	If you experience a Termination of Service that is initiated by the Company for “Cause” (as defined below), this Stock Appreciation Right (whether vested or not vested) shall immediately expire and shall be null and void.

If you are covered by an employment agreement or consulting agreement at the time of your Termination of Service, and if the employment agreement or consulting agreement includes provisions relating to termination for cause, your termination for cause within the meaning of the employment agreement or consulting agreement shall constitute a Termination of Service for “Cause” within the meaning of this Agreement.

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Stock Appreciation Right Agreement

If you are not covered by an employment agreement or consulting agreement that includes provisions relating to termination for cause, “Cause” shall mean (i) any breach or violation by you of any agreement between you and the Company or an Affiliate; (ii) any act or omission to act by you that would be reasonably likely to have the effect of injuring the reputation, business, or business relationships of the Company, or of impairing your ability to perform services for the Company or an Affiliate; (iii) your conviction (including without limitation a plea of guilty or nolo contendere) of any crime other than an ordinary traffic violation; (iv) any material misconduct or willful and deliberate non-performance of duties by you in connection with the Company’s or an Affiliate’s business or affairs; (v) your theft, dishonesty, misrepresentation, or falsification of the Company’s or an Affiliate’s documents or records; (vi) your improper use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information; or (vii) your use of the Company’s or an Affiliate’s facilities, premises, or property to conduct unlawful or unauthorized activities or transactions.

Lock-up Provision	If the Company proposes to make a public offering of Shares, the Company or an underwriter might request that you not sell or otherwise dispose (directly or indirectly) of Shares delivered under this Agreement for a reasonable period (not to exceed 180 days) after the offering. Your right to any Shares received under this Agreement is contingent on your agreeing to comply with such a request.

Notices	• Any notice from you to the Company must be in writing and shall be deemed effective when it is received by the Secretary of the Company at the Company’s principal office.

• Any notice from the Company to you must be in writing and shall be deemed effective when it is personally delivered to you or when it is deposited in the U.S. Mail, with postage and fees prepaid.

Not an Employment Contract	This Agreement is not an employment agreement and does not give you any right to continued employment (or other service relationship) with the Company or an Affiliate. Unless provided otherwise in a written agreement between you and the Company or an Affiliate, your employment (or other service relationship) is “at-will” and may be terminated at any time and for any reason.

Amendment and Termination	This Agreement may be amended or terminated by mutual agreement, in writing, signed by you and the Company. To the extent required to comply with an Applicable Law or accounting principle, this Agreement may be amended by the Company without your consent. In addition, as set forth in Section 11.5 of the Plan, the Committee reserves the right to adjust the terms of this Agreement in connection with any unusual or nonrecurring events affecting the Company or an Affiliate. By way of example, the Company may respond to an unusual or nonrecurring event by temporarily suspending your right to exercise this Stock Appreciation Right.

Governing Law	As set forth in Section 12.2 of the Plan, this Agreement shall be governed by and interpreted in accordance with Delaware law (without regard to any principles of Delaware law that might direct resolution to the laws of a different jurisdiction).

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Stock Appreciation Right Agreement

Severability	As set forth in Section 12.5 of the Plan, any provision in this Agreement that is determined to be unenforceable shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that the infirmity cannot be resolved without materially changing the Agreement, in which case the provision shall be stricken (as it applies in the jurisdiction where it is invalid) and the remainder of Agreement shall remain in effect.

Waiver	The waiver by you or the Company of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

Interpretation and Construction	This Agreement shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including without limitation correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.

Headings	The headings in this Agreement are provided solely as a convenience to facilitate reference. The headings shall not be relevant for purposes of construing or interpreting any part of this Agreement.

Entire Understanding	This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Stock Appreciation Right. Any prior agreements, commitments, or negotiations concerning this Stock Appreciation Right are superseded.

NationsHealth, Inc.
By: ________________________________

Title: ________________________________

     I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

______________________________ Participant’s Signature ______________________________ Participant’s Name (please print)

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Appendix A:
Sample Notice of Exercise

Name _________________________________ Address: _________________________________ _________________________________ _________________________________
Date: ______________________, 20____
NationsHealth, Inc.
13650 NW 8th Street
Sunrise, FL 33325
Attention: Corporate Secretary
     By a Stock Appreciation Right Agreement dated ______, 20 ______ (the “SAR Agreement”), I have a Stock Appreciation Right, granted under the NationsHealth, Inc. 2005 Long-Term Incentive Plan (the “Plan”), with respect to _________ shares of NationsHealth common stock (the “Shares”) that have a base amount of $_________ per Share.
     I hereby exercise my Stock Appreciation Right with respect to _________ Shares, for which the total base amount is $_________. I understand that my Stock Appreciation Right may be exercised only to the extent it is vested.
     I understand that if I received my Stock Appreciation Right as an employee of NationsHealth, exercise of my Stock Appreciation Right will trigger certain federal, state, and local tax withholding obligations. I have arranged to satisfy the withholding obligations in the following manner:

___	I am enclosing with this notice a check for $_________, which NationsHealth has determined to be sufficient to satisfy all withholding obligations.

___	With approval from the Compensation Committee of NationsHealth’s Board of Directors (the “Committee”), I authorize NationsHealth to withhold Shares with a Fair Market Value equal to the amount that must be withheld. I understand that only whole Shares will be withheld and that any fractional Shares required to be withheld will be rounded up to the next whole Share.
Notwithstanding the provisions for withholding, I understand that I remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to my Stock Appreciation Right and that NationsHealth is not responsible for any liability or penalty that I incur by failing to make timely payments of tax.

NationsHealth, Inc.

     Please register my stock certificate as follows:

Name:	___________________________________

Address:	___________________________________

___________________________________

Tax I.D. #:	___________________________________
     I further understand and acknowledge that my exercise of this Stock Appreciation Right and receipt of the Shares are subject to the terms and conditions of the Plan and the SAR Agreement, which I have received and carefully reviewed. I understand the terms and conditions and agree to be bound by them.

Sincerely, ________________________________ Signature

Received by NationsHealth, Inc.: __________________ , 20___ Approved
By: ___________________________

Title: ___________________________